UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.   20549

                              FORM 8-K

                           CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported): May 14, 1999

                           Steritek, Inc.
       (Exact name of registrant as specified in its charter)

           New Jersey                 0-12547             22-2243703
  (State or other jurisdiction of   (Commission         (I.R.S. Employer
  incorporation or organization)    File Number)       Identification No.)

                        121 Moonachie Avenue
                        Moonachie, NJ  07074
              (Address of principal executive offices)
                             (Zip Code)

                          (201) 460-0500
     (Registrant's telephone number, including area code)

  Item 5. Other Events

       Steritek, Inc. is pleased to announce today the consummation of a merger of Steritek with QPSI Steritek Acquisition, Inc., a wholly-owned subsidiary of Quality Packaging Specialists, Inc. ("QPSI"), pursuant to an Agreement and Plan of Merger ("Agreement"), dated December 4, 1998. Under the terms of the Agreement, QPSI Steritek Acquisition, Inc. was merged with and into Steritek, with Steritek becoming a wholly-owned subsidiary of QPSI. Each outstanding share of Steritek common stock was converted into the right to receive $1.39 per share, net to the seller in cash (except Albert J. Wozniak, who holds approximately 67% of Steritek common stock, who received cash and a promissory note), for aggregate consideration of $5,555,155.40. As a result of the merger, Steritek's shares will no longer be traded or listed in the public market. QPSI and Steritek are engaged in contract packaging and promotional materials assembly.

                   STERITEK, INC. AND SUBSIDIARIES

                              SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  Steritek, Inc.


                                By/s/ James K. Wozniak
                                ----------------------
                                James K. Wozniak, Vice President,
                                Chief Financial Officer and
                                Secretary (principal financial
                                and accounting officer)

  Date: May 14, 1999